Exhibit 99.1
news release
QLT ANNOUNCES TORONTO STOCK EXCHANGE APPROVAL OF INCREASED
SHARE REPURCHASE PROGRAM

For Immediate Release	May 21, 2010
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that the Toronto Stock Exchange (“TSX”) has accepted the amendment to its notice of intention to conduct a normal course issuer bid in the open market through the facilities of the TSX and the NASDAQ Stock Market (“NASDAQ”), which was originally announced on May 20, 2010.
The amended notice increases the number of common shares that QLT may purchase under its normal course issuer bid over the twelve month period that commenced on November 3, 2009, from 2,731,534 common shares, representing 5% of the outstanding common shares on October 28, 2009, to 4,700,060 common shares, representing 10% of the public float as at that date. The increase represents an additional 1,968,526 common shares available for purchase under the bid. The actual number of common shares that may be purchased and the timing of any such purchases will be determined by QLT. The ability to make certain purchases under the amended bid through the NASDAQ is subject to QLT obtaining exemptive relief from the Canadian securities regulatory authorities. The purchases will be made by QLT in accordance with TSX rules and policies and Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended. The bid will terminate on November 2, 2010.
About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.
QLT Inc. Media Contact
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com
The Trout Group Investor Relations Contact
New York, U.S.A.
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 617-583-1306
tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.
QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release which are not historical facts, are “forward-looking” statements as the term is defined in the United States Private Securities Litigation Reform Act of 1995, and “forward looking information” within the meaning of applicable Canadian Securities legislation. You can identify these forward-looking statements and information by QLT’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements and information include statements with respect to QLT’s intention to purchase its common shares and statements with respect to QLT’s business and ocular programs. Forward-looking statements and forward looking information are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, our intention to purchase the additional common shares under the normal course issuer bid on the NASDAQ Stock Market is subject to obtaining exemptive relief from the Canadian securities regulatory authorities; the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market factors; the Company’s future operating results are uncertain and likely to fluctuate; the timing, expense and uncertainty associated with the commercialization and regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of products; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; and other risk factors discussed in documents filed by QLT with the Securities and Exchange Commission from time to time including QLT’s Annual Report on Form 10- K and QLT’s Quarterly Reports on Form 10-Q or filed with the Canadian Securities Regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.